SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT

                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934


          Date of Report (Date of earliest event reported) May 23, 2001
                                                           ------------

                               STEVEN MADDEN, LTD.
             (Exact name of registrant as specified in its charter)

   Delaware                          0-23702                     13-3588231
--------------------------------------------------------------------------------
(State or other                    (Commission                 (IRS Employer
jurisdiction of                    File Number)              Identification No.)
Formation)


             52-16 Barnett Avenue, Long Island City, New York           11104
--------------------------------------------------------------------------------
               (Address of principal executive offices)               (Zip Code)

        Registrant's telephone number, including area code (718) 446-1800
                                                           ---------------

          (Former name or former address, if changes since last report)

Item 5.  Other Events.
         ------------

         On May 23, 2001, Steven Madden, the founder and Chief Executive Officer of Steven Madden, Ltd. (the "Company"), entered into a plea agreement with the U.S. Attorney's Office related to the federal charges filed against him in June 2000. In addition, Mr. Madden reached a separate settlement agreement with the Securities and Exchange Commission. As a result, effective as of July 1, 2001, Mr. Madden will resign as the Company's Chief Executive Officer and will become the Company's Creative and Design Chief and in addition, will resign from the Company's Board of Directors at that time. It is expected that Mr. Madden will be sentenced in September 2001 and will return to work for the Company as its Creative and Design Chief following his incarceration. Under the agreement with the SEC, Mr. Madden has agreed to not serve as an officer or director of a publicly traded company for 7 years.

         In connection with these events, the Company has postponed its annual meeting of stockholders from May 25, 2001 to July 10, 2001.


Item 7.  Financial Statements, Pro Forma Information and Exhibits.
         --------------------------------------------------------

         (c)      Exhibit

                  1.  Press Release of the Registrant dated May 23, 2001.


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

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly authorized and caused the undersigned to sign this Report on the Registrant's behalf.


                                                STEVEN MADDEN, LTD.


                                            By: /s/ Steven Madden
                                                --------------------------------
                                                Steven Madden
                                                Chief Executive Officer


Dated:  May 24, 2001

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